Exhibit 99.01

ABIOMED ANNOUNCES THIRD QUARTER OF FISCAL 2006 FINANCIAL RESULTS

• Q3 2006 Revenue Growth of 10%

• Company Reaffirms Full Year 2006 Revenue Guidance

DANVERS, Mass. (February 2, 2006)—ABIOMED, Inc. (NASDAQ: ABMD) today released financial results for its third fiscal quarter of 2006 that ended on December 31, 2005. Revenue for the third quarter of fiscal 2006 grew 10% to $10.5 million compared to the same period of fiscal 2005.

Recent financial and operating highlights include:

•      Revenue increased 10% on a consolidated basis to $10.5 million over the same quarter of the prior year. Total disposable VADs sold this quarter again exceeded 500 units.

•      Greater than 50% of third quarter fiscal 2006 revenue was derived from new products and programs launched since the beginning of fiscal 2004.

•      More customers participated in the AB5000™ Console Rental Program this quarter. ABIOMED did not offer the rental program in the third fiscal quarter of 2005. During the third fiscal quarter of  2006, approximately 40% of the second quarter rentals converted to sales.

•      The Company incurred a loss of $0.17 per share, or $4.4 million, compared to a loss of $0.01 per share, or approximately $0.2 million, in the third quarter of fiscal 2005. This was driven primarily by planned increases in R&D and SG&A of $4.5 million to generate growth and promote recovery awareness. Approximately 70% of the Company’s R&D investments are focused around its VAD recovery platforms, its IMPELLA® technologies and other new products.

•      In order to continue to expand business in the United States and abroad, ABIOMED hired top sales talent from within the industry. ABIOMED added two new sales representatives in the U.S. This brings ABIOMED’s total sales and clinical team to 30 in the U.S. and 10 in Europe.

•      In the U.S., the new AB5000 Console is now in 39 of the 119 transplant centers or 33%,  and 57 of the 867 open heart centers or 7%. This quarter 1 in 4 transplant centers in the U.S. ordered at least 1 AB5000 Ventricle.

•      During the quarter, the Company completed productivity initiatives that are expected to generate approximately $1 million of annual cost savings to reinvest in the Company’s global distribution.

“We have made encouraging progress establishing our core business of disposable VADs with strong gross margins . ABIOMED’s momentum will grow with our expanded distribution and as we add new breakthrough technology to our product portfolio for heart recovery. Our momentum through our fiscal third quarter provides us with the confidence to reaffirm our full year 2006 revenue guidance of the low $40 millions," said Michael R. Minogue, Chairman, CEO and President of ABIOMED.

ABIOMED is currently the only company with FDA labeling on ventricular assist devices for all potentially recoverable indications. To date, more than 8,000 patients worldwide have been supported with these devices. Patients who have recovered included those suffering from cardiogenic shock resulting from myocardial infarction, myocarditis, postpartum cardiomyopathy, ventricular septal defect, refractory arrhythmias, failed heart transplants, right ventricular assistance with implantable LVAD (Left Ventricular Assist Device), and post-cardiotomy cardiogenic shock (PCCS). ABIOMED’s devices encourage recovery and are easier to implant, utilizing cannula inserted through a small incision, rather than more traumatic bridge-to-transplant devices that core the ventricles and require heart-lung machines for implantation. The ABIOMED® AB5000™ System also allows patients to walk with the support of the console, which helps recovery.

CONFERENCE CALL AND WEBCAST INFORMATION

A conference call and webcast to discuss these results will occur on February 2, 2006 at 11:00 AM Eastern. To participate in this call within the U.S. and Canada, dial 888-202-2422; international callers should dial 913-981-5592. The conference ID is 4898808. A replay of the call will be available three hours after the call and will be available for five days. To access the replay within the U.S. and Canada, dial 888-203-1112; international callers should dial 719-457-0820. A webcast of the call, which will be live and then archived for two weeks, will also be available at www.abiomed.com.

ABOUT ABIOMED
Based in Danvers, Massachusetts, ABIOMED, Inc. (pronounced “AB’-EE-O-MED”) is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. ABIOMED currently manufactures and sells the AB5000™ Circulatory Support System and the BVS® 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. In Europe, ABIOMED offers the IMPELLA® RECOVER® minimally invasive cardiovascular support systems under CE Mark approval. The Company’s AbioCor® Implantable Replacement

Heart was the subject of an initial clinical trial under an Investigational Device Exemption from the United States Food and Drug Administration. The AbioCor has not been approved for commercial distribution, and is not available for use or sale outside of the initial clinical trial. For additional information please visit: www.abiomed.com.

IMPELLA® RECOVER® DEVICES

IMPELLA® RECOVER® products are investigational devices in the United States and are not yet available for sale in the United States.

Contacts:
Daniel Sutherby	Liza Heapes
ABIOMED, INC.	ABIOMED, INC.
Chief Financial Officer	Media Relations
978-646-1812	978-646-1668
ir@abiomed.com	mediarelations@abiomed.com

FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements, including statements regarding development of ABIOMED’s existing and new products, the Company’s progress toward commercial growth, and future opportunities. The Company’s actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing and other risks and challenges detailed in the Company’s filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K.  Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release.  The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

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ABIOMED, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	December 31, 2005	March 31, 2005

ASSETS
Current Assets:
Cash and cash equivalents	$7,907	$7,618
Short-term marketable securities	24,049	33,887
Accounts receivable, net of allowance for doubtful accounts of $124 at December 31, 2005 and $64 at March 31, 2005	8,416	8,635
Inventories	6,020	3,877
Prepaid expenses and other current assets	840	1,207
Total current assets	47,232	55,224

Long-term investments	—	2,112
Property and equipment, net of accumulated depreciation of $11,743 and $10,867 at December 31, 2005 and March 31, 2005, respectively	3,870	2,804
Intangible assets, net	8,301	418
Goodwill	18,511	—
Other assets	321	503
Total assets	$78,235	$61,061

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,803	$1,132
Accrued expenses	4,279	3,623
Deferred revenues	391	127
Total current liabilities	6,473	4,882

Commitments and Contingencies

Stockholders’ Equity:
Class B Preferred Stock, $.01 par value- Authorized- 1,000,000 Shares; Issued and outstanding-none	—	—
Common Stock, $.01 par value
Authorized - 100,000,000 shares;Issued - 26,379,005 shares at December 31, 2005 and 22,079,311 shares at March 31, 2005
Outstanding – 26,372,826 shares at December 31, 2005 and 22,079,311 shares at March 31, 2005	264	221
Additional paid-in capital	213,916	170,095
Deferred stock-based compensation	(204)	(278)
Accumulated deficit	(139,566)	(113,859)
Treasury stock, at cost; 6,179 shares at December 31, 2005	(66)	—
Accumulated other comprehensive loss	(2,582)	—
Total stockholders’ equity	71,762	56,179
Total liabilities and stockholders’ equity	$78,235	$61,061

ABIOMED, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share and share data)

	Three Months Ended		Nine Months Ended
	December 31, 2005	December 31, 2004	December 31, 2005	December 31, 2004

Revenues:
Products	$10,447	$9,551	$29,605	$27,293
Funded research and development	68	15	269	151
	10,515	9,566	29,874	27,444

Costs and expenses:
Cost of product revenues	2,801	2,457	7,582	6,643
Write-down of inventory	269	—	269	—
Research and development	4,564	3,375	13,444	10,105
Selling, general and administrative	7,614	4,258	21,779	13,493
Expensed in-process research and development	—	—	13,306	—
	15,248	10,090	56,380	30,241

Loss from operations	(4,733)	(524)	(26,506)	(2,797)

Other income, net:
Investment income	316	203	876	544
Foreign exchange gain (loss)	(56)	116	(168)	120
Other	53	4	91	12
	313	323	799	676

Net loss	$(4,420)	$(201)	$(25,707)	$(2,121)

Net loss per share:
Basic	$(0.17)	$(0.01)	$(1.01)	$(0.10)
Diluted	$(0.17)	$(0.01)	$(1.01)	$(0.10)

Weighted average shares outstanding:
Basic	26,350,871	21,952,158	25,447,494	21,779,858
Diluted	26,350,871	21,952,158	25,447,494	21,779,858